                                                                     EXHIBIT 4.6

                           PREFERRED SHIP MORTGAGE
                              ON THE WHOLE OF THE

                                 MAJESTIC STAR
                          (Official Number 1057517)

                        THE MAJESTIC STAR CASINO, LLC
                       c/o The Majestic Star Casino, LLC
                         One Buffington Harbor Drive
                           Gary, Indiana 46406-3000
               Attention: Chief Operating and Financial Officer
                                 In Favor of

                      IBJ WHITEHALL BANK & TRUST COMPANY
                       in its capacity as Trustee under
                      that certain Indenture dated as of
                        June 18, 1999 between Trustee,
                  The Majestic Star Casino Capital Corp. and
                        The Majestic Star Casino, LLC
                      IBJ Whitehall Bank & Trust Company
                               One State Street
                              New York, NY 10004
                  Attention: Corporate Trust Administration

                          Dated as of June 18, 1999

                   Discharge Amount: $130,000,000 Together
                        With Interest, Expenses, Fees
                    and Performance of Mortgage Covenants

                            PREFERRED SHIP MORTGAGE

     This PREFERRED SHIP MORTGAGE (hereinafter called the "Mortgage") on the whole of the Vessel as hereinafter defined, which is dated as of June 18, 1999, is provided and made by The Majestic Star Casino, LLC, an Indiana limited liability company, whose mailing address is c/o The Majestic Star Casino, LLC, One Buffington Harbor Drive, Gary, Indiana 46406-3000, Attention: Chief Operating and Financial Officer (hereinafter called "Mortgagor") to IBJ Whitehall Bank & Trust Company, One State Street Place, New York, NY, 10004,
Attention: Michael Daly, a national banking association, as Trustee (the "Mortgagee") under that certain Indenture (the "Indenture") dated as of June 18, 1999 by and between the Issuers and any future Guarantors referred to therein and the Mortgagee. Capitalized terms not otherwise defined herein shall have the meaning set forth for such terms in the Indenture.


     WHEREAS:

     1. The Mortgagor is the sole owner of the whole of the vessel, MAJESTIC STAR, Official Number 1057517, having its hailing port as the Port of Buffington Harbor, Gary, Indiana. The Vessel is documented under the laws and flag of the United States.

     2. The Mortgagor has duly authorized the creation of an issue of 10 7/8% Senior Secured Notes due 2006 (the "Notes"), as more fully described in the Indenture.

     3. In order to secure (i) the due and punctual payment of the principal of, and interest on, the Notes and the payment of any fees, expenses and all other amounts at any time and from time to time payable by the Mortgagor with respect to the Notes, or under the Indenture, the Registration Rights Agreement or any of the Security Documents (collectively, the "Transaction Documents") and
(ii) all the obligations of the Mortgagor under the Mortgage (all such obligations recited in subsections (i) and (ii) of this Recital 3 being the "Secured Obligations" of the Mortgagor) the Mortgagor has duly authorized the execution and delivery of this Preferred Ship Mortgage under and pursuant to 46 United States Code, Sections 31301 through 31343, as amended from time to time (the "Ship Mortgage Act").

     4. For purposes of this Mortgage and in order to comply with Section 31321(b)(3) of the Ship Mortgage Act, the parties to this Mortgage hereby declare that the maximum amount of Indebtedness that is now or will in the future be owed under the Secured Obligations at any one time is $130,000,000, plus interest, expenses and fees incurred by the Trustee and/or the Holders and performance of the covenants of this Mortgage and the Transaction Documents.

     5. The interest of the Mortgagor in the Vessel (as defined below) and the interest mortgaged by this Mortgage is that of one-hundred percent (100%) absolute and sole ownership.

     NOW, THEREFORE, in consideration of the premises and the purchase of the Notes and in order to secure the payment of the Secured Obligations and the performance and observance of all of the agreements, covenants and provisions contained in this Mortgage and in each other Transaction Document, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the MORTGAGOR HAS GRANTED, CONVEYED, MORTGAGED, PLEDGED, CONFIRMED, ASSIGNED, TRANSFERRED AND SET OVER, AND BY THESE PRESENTS DOES HEREBY GRANT, CONVEY, MORTGAGE, PLEDGE, CONFIRM, ASSIGN, TRANSFER AND SET OVER UNTO THE MORTGAGEE in its capacity as the Trustee for the benefit of the Holders, the WHOLE of the vessel described in Recital 1 above, together with all of its boilers, engines, machinery, masts, spars, boats, cables, motors, tools, anchors, chains, booms, cranes, rigs, pumps, pipe, tanks, tackle, apparel, furniture, fixtures, rigging, supplies, fittings and machinery equipment including, but not limited to, communication systems, visual and electronic surveillance systems and transportation systems, tools, utensils, food and beverage, liquor, uniforms, linens, housekeeping and maintenance supplies, fuel, and any other electronic equipment of every nature used in connection with the operation of the Vessel, all machinery, equipment, engines, appliances and fixtures for generating or distributing air, water, heat, electricity, light, fuel or refrigeration, or for ventilating or sanitary purposes, or for the exclusion of vermin or insects, or safes, built-in furniture and installations, shelving, lockers, partitions, door stops, vaults, motors, elevators, dumb-waiters, hoses and brackets and boxes for the same, fire sprinklers, alarm, surveillance and security systems, computers, drapes, drapery rods and brackets, mirrors, mantles, screens, linoleum, carpets and carpeting, plumbing, bathtubs, sinks, basins, pipes, faucets, water closets, laundry equipment, washers, dryers, ice-boxes and heating units, all kitchen and restaurant equipment, utensils, stoves, refrigerators, ovens, ranges, dishwashers, disposals, water heaters, incinerators, furniture, fixtures and furnishings, all cocktail lounge supplies, including, but not limited to, bars, glassware, bottles and tables used in connection with the Vessel, beauty and barber equipment, and maintenance supplies used in connection with the Vessel, all specifically designed installations and furnishings and all furniture, furnishings and personal property of every nature whatsoever now or hereafter owned by Mortgagor or in which Mortgagor has any rights or interest in and located in or on, or attached to, or used or intended to be used or which are now or may hereafter be appropriated for use on or in connection with the operation of the Vessel or in connection with any construction being conducted or which may be conducted thereon, and all extensions, additions, accessions, improvements, betterments, renewals, substitutions and replacement to any of the foregoing, all of which (to the fullest extent permitted by law) shall be conclusively deemed appurtenances to the Vessel, and all other appurtenances to the Vessel appertaining or belonging, whether now owned or hereafter acquired, whether on board or not, and all additions, improvements and replacements hereafter made in or to the Vessel, or any part thereof, or in or to her equipment and appurtenances aforesaid (each of the foregoing individually, a "Vessel" and, collectively, the "Vessel"); provided, that the term "Vessel" shall not include
                             --------
Excluded Assets, and no Excluded Assets shall be subject to the Lien created by the Mortgage.

     TO HAVE AND TO HOLD all and singular the above mortgaged and described property unto the Mortgagee and its successors and assigns, to its and its successors' and assigns' own use, benefit and behoof forever under the terms herein set forth to secure the performance and observance of and compliance with the covenants, terms and conditions in the Secured Obligations.

     PROVIDED, HOWEVER, and these presents are conditioned that, if the Mortgagor or any of its successors or assigns shall pay or cause to be paid the Secured Obligations in accordance with the terms hereof and of the other Transaction Documents, and shall perform and observe all of the agreements, covenants and provisions contained herein and in the other Transaction Documents, this Mortgage and the estate and rights hereby granted shall cease to be binding and be void, otherwise to remain in full force and effect.

     The terms and conditions of this Mortgage are as follows:

                                   ARTICLE I
                        REPRESENTATIONS, WARRANTIES AND
                            COVENANTS OF MORTGAGOR

     The Mortgagor hereby represents, warrants, covenants and agrees with Mortgagee as follows:

     1.01. Subject to applicable grace or cure periods (if any), the Mortgagor will pay the Secured Obligations payable by it and will observe, perform and comply with the covenants, terms and conditions herein and in the other Transaction Documents, expressed or implied, on its part to be observed, performed or complied with.

     1.02. Mortgagor was duly organized and is now duly existing as a limited liability company under the laws of the State of Indiana; it is duly authorized to mortgage the Vessel; all action necessary and required by law for the execution and delivery of this Mortgage has been duly and effectively taken; and the Mortgagor has and shall at all times maintain its existence and right to carry on its business. The Mortgagor is and will remain a citizen of the United States of America within the meaning of Title 46, Section 802 of the United States Code, entitled to own and document the Vessel under the laws of the United States of America and operate the Vessel in the coastwise trade.

     1.03. The Mortgagor lawfully owns the whole of and is lawfully possessed of the Vessel free from any Lien or taxes whatsoever, except for Permitted Liens and Liens for current crew wages, salvage and those Liens which arise during normal operations and which are not yet past due and which will be paid in the ordinary course of business (collectively, the "Permitted Encumbrances") and will warrant and defend the title and possession thereto and to every part thereof for the benefit of the Mortgagee against the claims and demands of all Persons whomsoever.

     1.04. The Vessel is duly documented in the name of the Mortgagor under the laws and flag of the United States of America, with the National Vessel Documentation Center, entitled to engage in operations conducted by the Mortgagor, and the Mortgagor will, at its own expense, cause the Vessel to remain so documented. The Mortgagor will cause this Mortgage immediately after its execution and delivery, to be filed for recordation with the National Vessel Documentation Center in accordance with the Ship Mortgage Act and will comply with and satisfy all of the provisions of the Untied States law and all other provisions and requirements of law from time to time in force so as to establish and maintain the Lien of this Mortgage, as at any time amended, supplemented or assigned, as a valid and enforceable preferred ship mortgage under the Ship Mortgage Act upon the Vessel and upon all additions, improvements and replacements hereafter made on or to the Vessel or any part thereof for the amount of the Secured Obligations. The Mortgagor shall promptly pay and discharge all United States Coast Guard fees and expenses in connection with the recordation of this Mortgage and any supplement or amendment thereto.

     1.05. The Mortgagor will not cause or permit the Vessel to be operated in any manner contrary to law and the Mortgagor will not engage in any unlawful act or violate any law or expose the Vessel to penalty, forfeiture or capture, and will not do or suffer or permit to be done, anything which can or may injuriously affect the documentation of the Vessel under the laws and regulations of the United States of America and will at all times keep the Vessel duly documented thereunder.

Mortgagor will never operate the Vessel outside the navigation limits of the insurance carried pursuant to Article I, Section 1.16 of this Mortgage.

     1.06. The Mortgagor shall comply with and satisfy all applicable laws and regulations of the United States and the State of Indiana or any other jurisdiction in which the Vessel is or may be operating pursuant to the terms of the Indenture, specifically including, but not limited to, the provisions of any applicable laws.

     1.07. The Mortgagor will pay and discharge when due and payable from time to time, all taxes, assessments, governmental charges, fines and penalties lawfully imposed on the Vessel or any income therefrom, subject to the proviso of Section 1.10.

     1.08. Neither the Mortgagor, any charterer, the Master of the Vessel, nor any other Person has or shall have any right, power or authority to create, incur or permit to be placed or imposed or continued upon the Vessel any Lien whatsoever other than Permitted Encumbrances.

     1.09. The Mortgagor will place, and at all times, will retain a properly certified copy of the Mortgage on board the Vessel with her papers and will cause such certified copy in the Vessel's Certificate of Documentation to be exhibited to (i) any and all persons having business therewith which might give rise to any Lien thereon other than Permitted Encumbrances and (ii) to any representative of the Mortgagee; and will place and keep prominently displayed a framed printed notice in plain type reading as follows:

                              NOTICE OF MORTGAGE

     This Vessel is covered by a Preferred Ship Mortgage under 46 U.S.C. Section 31301, et seq., to IBJ Whitehall Bank & Trust
                           ------
     Company, as Trustee for the Holders under an Indenture dated as of June 18, 1999 with the Majestic Star Casino, LLC and The Majestic Star Casino Capital Corp. Under the terms of said Mortgage, neither the Mortgagor, any charterer, the Master of this Vessel, nor any other person has any right, power or authority to create, incur or permit to be imposed upon this Vessel any Lien whatsoever other than Permitted Encumbrances (as defined in such Preferred Ship Mortgage).


     1.10. Except for the Lien of this Mortgage, the Mortgagor will not suffer to be continued any Lien other than Permitted Encumbrances and in due course and in any event within thirty (30) days after the same becomes due and payable will pay or cause to be discharged or make adequate provision for the satisfaction or discharge of all claims or demands, or will cause the Vessel encumbered by such Lien to be released or discharged from any Lien therefor; provided, however, that the Mortgagor shall have the right to contest, at its own expense, by appropriate legal proceedings conducted in good faith and with due diligence, the amount or validity (or the applicability to the Mortgagor, the Vessel or this Mortgage) of any tax, assessment, governmental charge, fine, penalty or Lien (other than this Mortgage, any Transaction Document or any other document or instrument securing any of the Secured Obligations or creating a Lien in favor of the Trustee and/or the Holders); provided further that (a) the Mortgagor gives the Mortgagee timely notice of its intention to contest the same, (b) the commencement of such proceedings shall suspend the collection or enforcement of the matter under contest, or, if the commencement of such proceedings does not suspend such collection or enforcement, the Mortgagor shall have made payment of any item sought to be collected with or without protest, (c) there shall be no impairment of the Lien of this Mortgage or any other Transaction Document or undue interference with the normal conduct of the Mortgagor's riverboat gaming operation on the Vessel, (d) neither the Vessel, nor any part thereof or interest therein, would be in any immediate danger of being sold, forfeited or lost, (e) neither the Mortgagee nor any Holder would be potentially subjected to criminal, or in imminent danger of civil, liability for failure to comply therewith pending the outcome of such proceedings, (f) in the case of taxes, assessments, charges, fines, penalties or other impositions, the Mortgagor shall have either (i) paid the amount in dispute prior to instituting such contest, in which event the notice requirement of clause (a) above shall be satisfied by giving notice prior to initiating such contest rather than prior to making payment, or (ii) furnished reasonable security during the pendency of such proceedings, and (g) if such contest be finally resolved against the Mortgagor, the Mortgagor shall promptly pay the amount required to be paid, together with all interest and penalties accrued thereon, or comply with the applicable requirement. The Mortgagor shall indemnify and save the Mortgagee and each Holder harmless from and against any liability, loss, damage, cost or expense of any kind (including reasonable attorneys fees and expenses) that may be imposed upon the Mortgagee or such Holder in connection with any such contest and any determination resulting therefrom.

     1.11. (a) If a complaint be filed against the Vessel or the Vessel be otherwise attached, arrested, levied upon or taken into custody under process or color of legal authority for any cause whatsoever, the Mortgagor will promptly notify the Mortgagee by telecopier or by telephone that is confirmed in writing, at the address specified in Section 3.5 of this Mortgage, and within seven (7) days from the time of such complaint, attachment, arrest or seizure will cause the Vessel to be released and all Liens thereon, other than Permitted Encumbrances, to be discharged and will promptly notify the Mortgagee hereof in the manner aforesaid.

               (b) If the Mortgagor shall fail or neglect to furnish proper security or otherwise to release the Vessel from complaint, arrest, levy, seizure or attachment, within such seven day period, the Mortgagee or any person acting on behalf of the Mortgagee may furnish security to release the Vessel and by so doing shall not be deemed to cure the default of the Mortgagor and Mortgagor does hereby authorize and empower the Mortgagee, in the name of the Mortgagor, or its successors or assigns, to apply for and receive possession and to take possession of such Vessel with all the rights and powers that the Mortgagor, or its successors or assigns might have, possess or exercise in any such event; and this power of attorney shall be irrevocable and may be exercised not only by the Mortgagee hereinabove named but also by any one such appointee or the appointees of the Mortgagee, with full power of substitution, to the same extent as if the said appointee or appointees had been named as one of the attorneys above named by express designation.

     1.12. (a). The Mortgagor will at all times and without cost or expense to the Mortgagee maintain and preserve, or cause to be maintained and preserved, the Vessel in good running order and repair, so that the Vessel shall be, insofar as due diligence can make her so, tight, staunch, strong and well and sufficiently tackled, appareled, furnished, equipped and in every respect seaworthy and in compliance with all applicable United States Coast Guard requirements.

               (b) The Mortgagee shall have the right at any time, on reasonable notice, to inspect or survey the Vessel to ascertain its condition and to satisfy itself that the Vessel is being properly repaired and maintained, and the Mortgagor shall cause to be made all such repairs, without expense to the Mortgagee, as such inspection or survey may show to be required. The Mortgagor shall also permit the Mortgagee to inspect the Vessel's logs whenever requested, on reasonable notice, and shall furnish the Mortgagee with full information regarding any material casualties or other accidents or damage to the Vessel.

               (c) The Vessel shall, and the Mortgagor covenants that she will, at all times comply with all applicable laws, treaties and conventions of the United States, and rules and regulations issued thereunder, and shall have on board as and when required thereby valid certificates showing compliance therewith.

               (d) The Mortgagor will not make, or permit to be made, any substantial change in the structure, type or speed of the Vessel or change in her rig, without first receiving the written approval thereof of the Mortgagee.

     1.13. The Mortgagor will permit the Mortgagee or any agents or representatives thereof from time to time, upon prior reasonable notice, full and complete access to the Vessel for the purpose of inspecting the Vessel and her papers and, at the reasonable request of the Mortgagee, the Mortgagor will deliver for inspection copies of any and all contracts and documents relating to the Vessel, whether on board or not.

     1.14. The Mortgagor will not transfer or change the flag of the Vessel unless and until, upon thirty (30) days' prior written notice to the Mortgagee, all filings, recordations or other actions necessary to perfect and protect the Lien created by this Mortgage and to enable the Mortgagee to exercise and enforce its rights and remedies hereunder with respect to the Vessel after giving effect to such transfer or change of flag shall have been completed (including, without limitation, opinions of counsel as to the perfected status of the Mortgagee after giving effect to such transfer or change of flag).

     1.15. Except to the extent expressly permitted by the Indenture, the Mortgagor will not sell, mortgage, charter or in any way transfer the Vessel or any interest therein without the written consent of the Mortgagee first had and obtained, and any such written consent to any one sale, mortgage, charter or transfer shall not be construed to be a waiver of this provision with respect to any subsequent proposed sale, mortgage, charter or transfer. Any such sale, mortgage, charter or transfer of the Vessel or any interest therein shall be subject to the provisions of this Mortgage and the Lien hereof.

     1.16.     (a) (i)    The Mortgagor shall at all times and at its sole cost
and expense cause to be carried and maintained in respect of the Vessel (and all additions, improvements and replacements made in and to the Vessel, or any part thereof) payable in United States Dollars in such amounts against such risks as are generally covered by marine hull and machinery (including excess value) insurance, marine protection and indemnity insurance, public and general liability insurance, in such form (including, without limitation, the form of the loss payable clause and the designation of named assureds) and with such insurance companies, underwriters, funds, mutual insurance associations or clubs as shall be selected by the Mortgagor and are acceptable to Mortgagee.

                    (ii) In the case of all marine hull and machinery policies, the Mortgagor will cause the Mortgagee to be named an additional assured and will (and cause its insurance broker to) cause the insurers under such policies to waive any liability of the Mortgagee and the Holders for premiums payable under such policies. Such marine hull and machinery insurance shall cover, among other things, all loss or damage caused by or resulting from fire, lightning, wind storm, tornado, hail and such other further additional hazards of whatever kind or nature as now or hereafter may be covered by standard extended coverage "all risks" endorsements (including, without limitation, and specifically, piracy, barratry and water damage) of whatsoever kind. In the case of all protection and indemnity insurance, the Mortgagor will cause the Mortgagee, to be named as an additional assured. Notwithstanding the foregoing, at no time shall there be recourse against the Mortgagee or the Holders under such policies for payment of any premium, club call, assessment, advance or commission.

                    (iii) The Mortgagor will cause the firm of insurance brokers referenced in this Section 1.16 of this Mortgage to agree to advise the Mortgagee forthwith by telecopier to its address specified in Section 3.5 of this Mortgage, of any lapse of any such insurance by expiration, termination, failure to renew or otherwise and of any default in payment of any premium and of any other act or omission on the part of the Mortgagor of which such brokers have knowledge and which might invalidate or render unenforceable, in whole or in part, any insurance on the Vessel. Absent actual knowledge, the Mortgagee shall not be deemed to have knowledge of any such lapse of insurance in the absence of receipt of notice from such brokers. The Mortgagor also will cause such brokers to agree to mark their records and to advise the Mortgagee, by telecopier, addressed as provided above in this subsection, at least five (5) business days prior to the expiration date of any insurance carried pursuant to this Mortgage, that such insurance has been renewed or replaced with new insurance that complies with the provisions of this Section 1.16. In addition, Mortgagor shall endeavor to or use its best efforts to cause each insurance company, underwriter, club or fund (or an authorized agent thereof) with respect to all insurance required hereby to agree in writing for the benefit of the Mortgagee that each policy or contract issued by such insurance company, underwriter, club or fund shall not lapse, cancel for any reason whatsoever without at least thirty (30) days prior written notice to the Mortgagee by telecopier as provided above in this subsection 1.16 and that any loss payable thereunder shall be payable notwithstanding any act or negligence, breach of warranty or otherwise.

                    (iv) The Mortgagor, at its sole cost and expense, shall furnish to the Mortgagee, simultaneously with the execution and delivery of this Mortgage, and thereafter within one hundred twenty (120) days after the end of each fiscal year, a detailed report, in form and substance satisfactory to the Mortgagee, (which shall set forth, without limitation with respect to each type of insurance coverage, each policy or certificate of entry, its form, its number, its amount, each direct or indirect or participating insurer or underwriter, the type of risk covered and the expiration date), signed by a firm of independent insurance brokers appointed by the Mortgagor and acceptable to the Mortgagee as to the type and form of insurance and identity of broker, with respect to the insurance carried and maintained in respect of the Vessel, together with the written opinion of such brokers, in form and substance satisfactory to the Mortgagee, as to the compliance of such insurance with the provisions of this Section 1.16.

                    (v) All insurance provided hereunder (except workmen's compensation) shall name Mortgagee as a named assured under a standard "non-contributory mortgagee" endorsement or its equivalent, which shall be acceptable to Mortgagee.

          (b) For the purposes of insurance against total loss, the Vessel, its equipment, appurtenances, etc., shall be insured for a declared value in an amount not less than the fair market value thereof as determined by an independent appraiser appointed by the Mortgagor and acceptable to Mortgagee as to amounts and identity of appraiser, and for purposes of insurance against liability, such coverage shall be in the highest amount from time to time commercially reasonable for similar vessels engaged in the business of passenger cruising and gaming in northern Indiana. Protection and indemnity insurance (as well as insurance against liability for pollution) in respect of the Vessel shall be in the highest amount from time to time commercially reasonable for vessels of the same type, size, age and flag as the Vessel, but in any event, shall be in an amount for each occurrence of not less than the declared value of the Vessel under its hull and machinery insurance.

          (c) Mortgagor shall (i) pay as they become due all premiums for the insurance required hereunder, and (ii) not later than thirty (30) days prior to the expiration of each such policy, deliver a renewal policy or a duplicate original thereof and a certificate of insurance certified to Mortgagee by the insurer as being a true copy evidencing the insurance required to be provided hereunder, marked "premium paid" or accompanied by such other evidence of payment as shall be satisfactory to Mortgagee in its sole discretion.

          (d) If Mortgagor shall be in default of its obligations to so insure or deliver any such prepaid policy or policies and insurance to Mortgagee in accordance with the provisions hereof, Mortgagee, at its option and without notice, may effect such insurance from year to year, and pay the premium or premiums therefor, and, in such event, the amount of all such premium or premiums (i) shall be deemed to be Indebtedness secured hereby and (ii) shall be immediately due and payable, on demand, together with interest thereon at the rate of interest which is equal to the sum of the fixed interest rate payable on the Notes and one (1.00%) percent (the "Interest Rate"), from date of any such payment by Mortgagee to the date of repayment to Mortgagee.

     (e) Mortgagor promptly shall comply with, and shall cause the Vessel to comply with (i) all of the provisions of each such insurance policy and (ii) all of the requirements of the insurers thereunder applicable to Mortgagor or to the Vessel or to the use, manner of use, occupancy, possession, operation, maintenance, alteration or repair of the Vessel, even if such compliance would necessitate structural changes or improvements or would result in interference with the use or enjoyment of the Vessel or any portion thereof. If Mortgagor shall use the Vessel or any portion thereof in any manner which would permit the insurer to cancel the insurance required to be provided hereunder, Mortgagor immediately shall obtain a substitute policy which shall be satisfactory to Mortgagee and which shall be effective on or prior to the date on which any such other insurance policy shall be canceled. Furthermore, if any insurance required to be provided hereunder shall expire, be withdrawn, become void by breach of any condition thereof by Mortgagor, or become void or questionable by reason of the failure or impairment of the capital of any insurer, or if for any other reason whatsoever any such insurance shall become unsatisfactory to Mortgagee, Mortgagor immediately shall obtain new or additional insurance which shall be satisfactory to Mortgagee in its sole discretion. Mortgagor shall not take out any separate or additional insurance which is contributing in the event of loss unless it is properly endorsed and otherwise satisfactory to Mortgagee in all respects.

     (f) Unless otherwise required by the Mortgagee, although the following insurance is payable to the Mortgagee, (i) any loss under any insurance on the Vessel with respect to protection and indemnity risks and public liability may be paid directly to the Mortgagor to reimburse it for any loss, damage or expense incurred by it and covered by such insurance or directly to the person to whom any liability covered by such insurance has been incurred and (ii) in the case of any loss (other than (A) a loss covered by clause (i) of this subsection or by Section 1.16 (g) or (B) a loss in excess of $1,000,000 per occurrence) under any insurance with respect to the Vessel involving any damage to the Vessel, the Mortgagee may pay directly for the repair, salvage or other charges involved or may pay the Mortgagor directly so long as the Mortgagor shall use such funds to repair the loss or damage or pay all of the salvage or other charges.

     (g) In the event of an actual, constructive or compromised total loss of the Vessel, all insurance or other payments for such loss shall be paid to the Mortgagee to be distributed or disbursed in accordance with the agreements between the parties and to the extent of the respective interests of the Mortgagor and Mortgagee, as they may appear.

     (h) The Mortgagor will cause all policies and certificates of entry with respect to insurance required hereby to contain a loss payable clause which shall (i) in the case of protection and indemnity insurance and public liability insurance, provide for payment to the Mortgagor or its order unless and until the underwriters or associations receive notice from the Mortgagee that there has occurred and is continuing an Event of Default hereunder, in which event all payments shall be made to the Mortgagee and (ii) in the case of all other insurance, provide for payment in accordance with the terms of subsections (f) and (g) of this Section 1.16. In addition, the Mortgagor will, at its own cost and expense, assign to the Mortgagee all of the Mortgagor's right, title and interest in and to each policy and contract of insurance (including all entries in protection and indemnity associations) with respect to the insurance required hereby and furnish, or cause its brokers to furnish, written notice of such assignment to all insurers, underwriters, clubs and associations with respect to such insurance.

     (i) In the event that any claim or Lien is asserted against the Vessel for loss, damage or expense which is covered by insurance required hereunder, and it is necessary for the Mortgagor to obtain a bond or supply other security to prevent arrest of the Vessel or to release the Vessel from arrest on account of such claim or Lien, the Mortgagee, on request of the Mortgagor or its agent, may assign to any person, firm or corporation executing a surety or guarantee bond or other agreement to save or release the Vessel from such arrest, all right, title and interest of the Mortgagee in and to said insurance covering said loss, damage or expense, as collateral security to indemnify against liability under said bond or other agreement.

     (j) If the Vessel or any portion thereof shall be damaged, destroyed or injured by fire or any other casualty (whether insured or uninsured) in an amount in excess of $500,000, Mortgagor shall give immediate written notice thereof to Mortgagee.

     (k) The Mortgagor shall deliver to the Mortgagee copies of all cover notes, binders, policies and certificates of entry in protection and indemnity associations, and all endorsements and riders amendatory thereof, in respect of insurance maintained in connection with the Vessel.

     (l) The Mortgagor agrees that it will not do or permit or willingly allow to be done any act by which any insurance required by the terms of this Mortgage may be suspended, impaired or canceled, and that it will not permit or allow the Vessel to undertake any voyage or run any risk or transport any cargo which is not permitted by the policies in force, without having previously insured the Vessel by additional coverage to extend to such voyages, risks or cargoes.

     1.17. The Mortgagor will reimburse the Mortgagee promptly, with interest at a rate equal to the Interest Rate, for any and all expenditures which the Mortgagee may from time to time make, lay out or expend in providing such protection in respect of insurance, discharge or purchase of Liens, taxes, dues, assessments, governmental charges, fines and penalties lawfully imposed, repairs, attorneys' fees and other matters as the Mortgagor is obligated herein to provide, but fails to provide. Such obligation of the Mortgagor to reimburse the Mortgagee shall be an additional Indebtedness due from the Mortgagor, secured by this Mortgage, and shall be payable by the Mortgagor on demand. The Mortgagee, though privileged so to do, shall be under no obligation to the Mortgagor to make any such expenditures, nor shall the making thereof relieve the Mortgagor of any default in that respect.

     1.18. Mortgagor agrees to execute all additional documents, instruments, UCC Financing Statements and other agreements necessary and appropriate, to keep this Mortgage in effect, to better reflect the true intent of this Mortgage, and to consummate fully all the transactions contemplated by the Notes and the Indenture, hereby.

     1.19. The Mortgagor will fully perform any and all charter parties which are or may be entered into with respect to the Vessel.

     1.20. In the event that at any time and from time to time this Mortgage, any other Transaction Document or any provisions hereof or thereof shall be deemed invalidated in whole or in part by reason of any present or future law or any decision of any court, or if the documents at any time held by the Mortgagee shall be deemed by the Mortgagee for any reason insufficient to carry out the true intent and spirit of this Mortgage and each other Transaction Document, then the Mortgagor, forthwith upon the reasonable request of the Mortgagee, will execute and deliver, on its own behalf, such other and further assurances and documents as may be reasonably necessary to more effectively subject the Vessel to secure the payment of the Secured Obligations, as provided in this Mortgage and each other Transaction Document and the performance of the terms and provisions of this Mortgage and each other Transaction Document and do such things as the Mortgagee in its sole discretion may reasonably deem to be necessary to carry out the true intent of this Mortgage.

     1.21. In the event of the requisition (whether of title or use), condemnation, sequestration, seizure or forfeiture of the Vessel by any governmental or purported authority or by anyone else, any payments in respect thereof shall be paid to the Mortgagee and applied in accordance with the terms of Section 1.16(g).

                                  ARTICLE II
                        EVENTS OF DEFAULT AND REMEDIES

     2.01. In case any one or more of the following events, herein termed "Events of Default", shall have occurred and be continuing:

           (a) if any "Event of Default", as said term is defined in the Indenture, shall have occurred and be continuing; or

           (b) if the Mortgagor shall default in the use and punctual performance or observance of any of the provisions of Sections 1.02, 1.04, 1.05, 1.10, 1.14, 1.15 and 1.16 of Article I hereof; or

           (c) if the Mortgagor shall fail to perform or observe any other term, covenant or agreement contained in this Mortgage on its part to be performed or observed and if such failure shall remain unremedied for the lesser of the cure period provided for herein and thirty (30) days after written notice thereof shall have been given to the Mortgagor by the Mortgagee (who shall not be deemed to have knowledge of an Event of Default unless actually known by the Mortgagee); or

           (d) if any representation and warranty made in this Mortgage is untrue in any material respect as of the time when the same shall have been made;

           then, in each and every such case, the Mortgagee shall have the right to:

           (1) declare immediately due and payable all of the Secured Obligations (in which case all of the same shall be immediately due), bring suit at law, in equity or in admiralty, as it may be advised, to recover judgment for the Secured Obligations and collect the same out of any and all property of the Mortgagor, whether covered by this Mortgage or otherwise;

          (2) exercise all of the rights and remedies in foreclosure and otherwise given to mortgagees by the provisions of applicable law, including, but not limited to, the provisions of the Ship Mortgage Act;

          (3) take and enter into possession of the Vessel, at any time, wherever the same may be, without legal process (except to the extent required by applicable law), and, except to the extent caused by the Mortgagee's gross negligence or bad faith, without being responsible for loss or damage, and the Mortgagor or other person in possession forthwith upon demand of the Mortgagee, shall surrender to the Mortgagee possession of the Vessel, and the Mortgagee may, without being responsible for loss or damage, except to the extent caused by the Mortgagee's gross negligence or bad faith, hold, lay up, lease, charter, operate or otherwise use the Vessel for such time and upon such terms as it may deem to be for its best advantage, and demand, collect and retain all hire, freights, earnings, issues, revenues, income, profits, return premiums, salvage awards or recoveries, recoveries in general average, and all other sums due or to become due in respect of the Vessel or in respect of any insurance thereon from any person whomsoever, accounting only for the net profits, if any, arising from such use of the Vessel and charging upon all receipts from the use of the Vessel or from the sale thereof by court proceedings or pursuant to subsection (4) next following, all costs, expenses, charges, damages or losses by reason of such use; and if at any time the Mortgagee shall avail itself of the right herein given it to take the Vessel, the Mortgagee shall have the right to dock the Vessel at any dock, pier or other premises of the Mortgagor without charge, or to dock her at any other place at the cost and expense of the Mortgagor; and/or

          (4) take and enter into possession of the Vessel, upon reasonable notice, wherever the same may be, without legal process (except to the extent required by applicable law), and if it seems desirable to the Mortgagee and without being responsible for loss or damage, except to the extent caused by the Mortgagee's gross negligence or bad faith, sell the Vessel, at any place and at such time as the Mortgagee may specify and in such manner and such place (whether by public or private sale) as the Mortgagee may deem advisable (without necessity of bringing the Vessel to the place designated for such sale), free from any claim by the Mortgagor in admiralty, in equity, at law or by statute, after first giving notice of the time and place of any public sale with a general description of the property in the following manner:

               (a) by publishing such notice for ten consecutive days in a daily newspaper of general circulation published in Gary, Indiana;

               (b) if the place of sale should not be Gary, Indiana, then also by publication of a similar notice in a daily newspaper, if any, published at the place of sale; and

               (c) by mailing a similar notice to the Mortgagor at its last known address on the day of first publication and notice of the time and place of any private sale by mailing such notice to the Mortgagor at its last known address.

               (d) The notice provisions contained in this Section are not exclusive, and to the extent that Mortgagee elects to foreclose or enforce its interests in a court of admiralty, Mortgagee will comply with the notice provisions required by any applicable federal statutes and procedural rules.

               (e) Mortgagor hereby consents to the appointment of a consent keeper or substitute custodian by Mortgagee with the cost thereof to be a cost of the sale to be paid from the proceeds of the sale or by Mortgagor.

     2.02. Any sale of the Vessel made in pursuance of this Mortgage shall operate to divest all right, title and interest of any nature whatsoever of the Mortgagor therein and thereto and shall bar any claim from the Mortgagor, its successors and assigns, and all persons claiming by, through or under them. No purchaser shall be bound to inquire whether notice has been given, or whether any default has occurred, or as to the property of the sale, or as to the application of the proceeds thereof. In the case of any such sale, the Mortgagee shall be entitled to bid for the purchase of the Vessel and, for the purpose of making settlement or payment for the property purchased, to use and apply the Secured Obligations in order that there may be credited against the amount remaining due and unpaid thereon the sums payable out of the net proceeds of such sale with respect to the Secured Obligations after allowing for the costs and expense of sale and other charges; and thereupon such purchaser shall be credited, on account of such purchase price, with the net proceeds that shall have been so credited with respect to the Secured Obligations. At any such sale, the Mortgagee may bid for and purchase such property and upon compliance with the terms of sale may hold, retain and dispose of such property without further accountability therefor.

     2.03. The Mortgagee is hereby appointed attorney-in-fact of the Mortgagor to execute and deliver to any purchaser aforesaid, and is hereby vested with full power and authority to make, in the name and on behalf of the Mortgagor, a good conveyance of the title to the Vessel so sold. In the event of any sale of the Vessel under any power herein contained, the Mortgagor will, if and when required by the Mortgagee, execute such form of conveyance of the Vessel and other related documents as the Mortgagee may direct or approve.

     2.04. The Mortgagor hereby irrevocably appoints the Mortgagee attorney-in-fact in the name of the Mortgagor with full authority in the place and stead of the Mortgagor from time to time upon the occurrence and during the continuance of an Event of Default, to demand, collect, receive, compromise and sue for, so far as may be permitted by law, all freights, hire, earnings, issues, revenues, income and profits of the Vessel and all amounts due from underwriters under any insurance thereon as payments of losses or as return premiums or otherwise, salvage awards and recoveries, recoveries in general, average or otherwise, and all other sums due or to become due at the time of the occurrence of any Event of Default, or in respect of any insurance thereon, from any person whomsoever, and to make, give and execute in the name of the Mortgagor acquittances, receipts, releases or other discharges for the same, whether under seal or otherwise, and to endorse and accept in the name of the Mortgagor all checks, notes, drafts, warrants, agreements and other instruments in writing with respect to the foregoing, or in respect of any actions in law or in equity, in contract or in negligence, against third parties, to file suit against said third parties for damage sustained by the Vessel while under the care and custody of said third parties and prosecute through judgment or settlement, the Mortgagee to have by assignments, all rights and remedies that would be afforded to the Mortgagor under principles and theories of privity, standing and jurisdiction.

     2.05. Whenever any right to enter and take possession of the Vessel accrues to the Mortgagee, it may require the Mortgagor to deliver, and the Mortgagor shall on demand, at its own cost and expense, deliver to the Mortgagee the Vessel as demanded. If any legal proceedings shall be taken to enforce any right under this Mortgage, the Mortgagee shall be entitled as a matter of right to the appointment of a receiver of the Vessel and of the freights, hire, earnings, issues, revenues, income and profits due or to become due and arising from the operation thereof.

     2.06. Upon the occurrence and during the continuance of an Event of Default, the Mortgagor authorizes and empowers the Mortgagee or its appointees or any of them to appear in the name of the Mortgagor, its successors and assigns, in any court of any country or nation of the world where a suit is pending against the Vessel because of or on account of an alleged Lien against the Vessel from which the Vessel has not been released and to take such proceedings as to them or any of them may seem proper towards the defense of such suit and the purchase or discharge of such Lien, and all expenditures made or incurred by them or any of them for the purpose of such defense or purchase or discharge shall be a debt due from the Mortgagor, its successors and assigns, to the Mortgagee, and shall be secured by the Lien of this Mortgage in like manner and extent as if the amount and description thereof were written herein.

     2.07. The Mortgagor covenants that, at any time that any Secured Obligations shall be due and payable (whether by acceleration or otherwise), the Mortgagee may demand the payment thereof; and in case the Mortgagor shall fail to pay the same forthwith upon such demand, the Mortgagee shall be entitled to recover judgment for the whole amount so due and unpaid together with such further amounts as shall be sufficient to cover the reasonable compensation to the Mortgagee's agents, attorneys and counsel and any necessary advances, expenses and liabilities made or incurred by it hereunder. All moneys collected by the Mortgagee under this Section 2.07 shall be applied by the Mortgagee in accordance with the provisions of Section 2.11.

     2.08. Each and every power and remedy herein given to the Mortgagee shall be cumulative and shall be in addition to every other power and remedy herein given or now or hereafter existing at law, in equity, in admiralty or by statute, and each and every power and remedy whether herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Mortgagee, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other power or remedy. No delay or omission by the Mortgagee in the exercise of any right or power or in the pursuance of any remedy accruing upon any Event of Default shall impair any such right, power or remedy or be construed to be a waiver of any such Event of Default or to be an acquiescence therein; nor shall the acceptance by the Mortgagee of any security or of any payment of or on account of the Secured Obligations after any Event of Default or of any payment on account of any past Event of Default be construed to be a waiver of any right to take advantage of any future Event of Default or of any past Event of Default not completely cured thereby.

     2.09. If at any time after an Event of Default and prior to the actual sale of the Vessel by the Mortgagee or prior to any foreclosure proceedings, the Mortgagor offers completely to cure all Events of Default and to pay all expenses, advances and damages to the Mortgagee consequent on such Events of Default, with interest at the Interest Rate, then the Mortgagee may, but shall be under no obligation to, accept such offer, cure and payment and restore the Mortgagor to its former position, but such action shall not affect any subsequent Event of Default or impair any rights consequent thereon.

     2.10. In case the Mortgagee shall have proceeded to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Mortgagee, then and in every such case the Mortgagor and the Mortgagee shall be restored to their former positions and rights hereunder with respect to the property subject or intended to be subject to this Mortgage and all rights, remedies and powers of the Mortgagee shall continue as if no such proceedings had been taken.

     2.11. The proceeds of any sale of the Vessel and the net earnings of any charter operation or other use of the Vessel by the Mortgagee under any of the powers herein specified in this Article II, as well as any and all other moneys received by the Mortgagee pursuant to or under any of the provisions of Article I hereof or this Article II or in any proceedings pursuant to this Article II, shall be held and applied by the Mortgagee from time to time as set forth in the Indenture, any other provision in this Mortgage to the contrary notwithstanding. In the event that the proceeds and amounts referred to above received by the Mortgagee are insufficient to pay in full all Secured Obligations, the Mortgagee shall be entitled to collect the balance from the Mortgagor or from any other person or entity liable therefor.

     2.12. Unless and until one or more Events of Default shall occur and be continuing, the Mortgagor (a) shall be suffered and permitted to retain actual possession and use of the Vessel and (b) shall have the right, from time to time, in its discretion, and without application to the Mortgagee, and without obtaining a release therefrom by the Mortgagee, to dispose of, free from the Lien hereof, any boilers, engines, machinery, masts, spars, sails, rigging, boats, anchors, cables, chains, tackle, apparel, furniture, fittings, equipment or any other appurtenances of the Vessel that are no longer useful, necessary, profitable or advantageous in the operation of the Vessel, by first or simultaneously replacing the same by new boilers, engines, machinery, masts, spars, sails, rigging, boats, anchors, cables, chains, tackle, apparel, furniture, fittings, equipment or other appurtenances of not less than equal value, which shall forthwith become subject to the Lien of this Mortgage as a preferred ship mortgage thereon unless otherwise permitted by the Indenture.

                                  ARTICLE III
                               SUNDRY PROVISIONS

     3.01. All of the covenants, promises, stipulations and agreements of the Mortgagor in this Mortgage contained shall bind the Mortgagor and its successors and assigns and shall inure to the benefit of the Mortgagee and its successors and assigns (including successor trustees under the Indenture). In the event of any assignment of this Mortgage, the term "Mortgagee" as used in this Mortgage shall be deemed to mean any such assignee.

     3.02. Wherever and whenever herein any right, power or authority is granted or given to the Mortgagee, such right, power or authority may be exercised in all cases by the Mortgagee or such agent or agents as it may appoint, and the act or acts of such agent or agents when taken shall constitute the act of the Mortgagee hereunder. Without limitation of the foregoing, in each instance where the Mortgagee has engaged a consultant to advise the Mortgagee in connection with the exercise of any such rights, powers and authority, the Mortgagee shall be entitled to rely upon the advice of such consultant and when so relying shall conclusively be deemed to have acted in a reasonable manner.

     3.03. In the event that any provision of this Mortgage shall be deemed invalid or unenforceable by reason of any present or future law or any decision of any court of competent jurisdiction, the validity and enforceability of any other provision hereof shall not be affected thereby. Any such invalidity or unenforceability of any provision of this Mortgage in any jurisdiction or nation shall not render such provision invalid or unenforceable under the laws of any other jurisdiction or nation.

     3.04. Anything herein to the contrary notwithstanding, it is intended that nothing herein shall waive the preferred status of this Mortgage and that, if any provision of this Mortgage or portion hereof shall be construed to waive the preferred status of this Mortgage, then such provision to such extent shall be void and of no effect and shall cease to be a part of this Mortgage without affecting the remaining provisions, which shall remain in full force and effect.

     3.05. The Mortgagor irrevocably submits itself to the non-exclusive jurisdiction of the State of New York or federal court sitting in New York and any appellate court of any thereof, for the purposes of any suit, action or other proceeding arising out of, or relating to, this Mortgage or any of the transactions contemplated hereby, hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard in such New York state or federal court and hereby, to the fullest extent it may effectively do so, irrevocably waives, and agrees not to assert, by way of motion, as a defense or otherwise, in any such suit, action or proceeding any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason whatsoever, that such suit, action or proceeding is brought in an inconvenient forum, that the venue of such suit, action or proceeding is improper or that this Mortgage or the subject matter hereof may not be enforced in or by such courts. The Mortgagor hereby irrevocably consents to the service of any and all process in any suit, action or proceeding by the mailing (certified mail, return receipt requested) or delivery of copies of such process to the Mortgagor at The Majestic Star Casino, LLC, an Indiana limited liability company, whose mailing address is c/o The Majestic Star Casino, LLC, One Buffington Harbor Drive, Gary, IN 46406-3000, Attention: Chief Operating and Financial Officer. The Mortgagor agrees that all notices to the Mortgagee hereunder shall be validly given only if delivered at or mailed (certified mail, return receipt requested) to the Mortgagee at IBJ Whitehall Bank & Trust Company, One State Street , New York, NY, 10004, Attention: Michael Daly. The Mortgagor further agrees that a final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section 3.05 shall affect the right of the Mortgagee to serve legal process in any other manner permitted by law or affect the right of the Mortgagee to bring any action or proceeding against the Mortgagor or its property in the courts of any other jurisdiction. This Mortgage, and all of the rights and obligations of the parties hereunder, and the their respective successors and assigns, shall be governed by Title 46, United States Code, Chapters 301 and 313 and the Federal Maritime Laws of the United States of America and, only to the extent not addressed thereby, by the laws of the State of Indiana.

     3.06. This Mortgage may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

     3.07. The term "Dollars" or the symbol as used herein shall mean Dollars in any coin or currency of the United States of America which at the time of payment shall be legal tender for public and private debts.

     3.08. If the Mortgagor shall pay and discharge all Secured Obligations secured hereby by well and truly paying or causing to be paid all Secured Obligations, as and when the same become due and payable, and if the Mortgagor shall also pay or cause to be paid all other sums payable hereunder by the Mortgagor, then this Mortgage and the Lien, rights and interest granted hereunder shall cease, determine and become null and void, and the Mortgagee shall, at the request and cost and expense of the Mortgagor, execute and deliver such instrument or instruments of satisfaction as may be reasonably necessary to satisfy and discharge the Lien hereof; and forthwith the estate, right, title and interest of the Mortgagee in and to all property subject to this Mortgage shall thereupon cease, determine and become null and void.

     3.09. The powers conferred on the Mortgagee by this Mortgage are solely to protect its interest and the interests of the Holders in the Vessel and shall not impose any duty upon it to exercise such provisions. Except for the safe custody of any part of the Vessel in its possession (subject to standards of care governing the Mortgagee hereunder) and the accounting for moneys actually received by it hereunder, the Mortgagee shall have no duty as to any part of the Vessel whether or not the Mortgagee or any Holder has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to the Vessel.

     3.10. The provisions of Article 9 of the Indenture regarding amendments are specifically incorporated in this Mortgage by reference, with the same force and effect as if the same were set out in this Mortgage in full. All references in such incorporated provisions to "Company" shall without further reference mean and refer to the Mortgagor; and all references in such incorporated provisions to "this Indenture" shall without further reference mean and refer to this Mortgage; and all references in such incorporated provisions to "Trustee" shall without further reference mean and refer to Mortgagee.

     3.11. In the event that the provisions of this Mortgage shall conflict with or be inconsistent with the provisions of the Indenture, the terms and provisions of the Indenture shall control and govern the obligations, rights and responsibilities of the parties hereto.

     3.12. The Mortgagee and Mortgagor hereby acknowledge and agree, for the benefit of the Lender under the Credit Facility, that, during any period that obligations or commitments are outstanding under the Credit Facility, the exercise of the rights and remedies of the Trustee hereunder are or will be subject to the terms of the Intercreditor Agreement. In the event of any inconsistency between the terms hereof and the Intercreditor Agreement, the Intercreditor Agreement shall control.

     3.13. The Mortgagor hereby agrees to indemnify and defend Mortgagee, and its directors, officers, agents and employees, and each Holder and saves each of them harmless from and against any and all liability, loss, damages, judgments, claims and expenses, including reasonable attorneys' fees and expenses, disbursements, bond expenses, printing and automated document preparation and retention expenses and other ordinary litigation expenses, incurred in connection with any action or proceeding to foreclose this Mortgage or in or to which the Mortgagee or any Holder may be made a party due to the existence of this Mortgage or to which action or proceeding the Mortgagee or any Holder may become a party for the purpose of protecting the Vessel or the Lien of this Mortgage. All sums paid by the Mortgagee or any Holder to prosecute or defend the rights herein set forth shall be deemed a part of the Secured Obligations and shall be paid by the Mortgagor to the Mortgagee or such Holder within ten days after written demand, and if not paid within that period, shall accrue interest from and including the date of disbursement or advance by the Mortgagee or such Holder to and including the date of payment by the Mortgagor at the Interest Rate.

     3.14. Notwithstanding any other provision herein to the contrary, no sale, charter, transfer or other disposition of the Vessel or any interest therein may be made to any entity not a citizen of the United States within the meaning of
Section 2 of the Shipping Act of 1916, as amended, without the approval of the Secretary of Transportation of the United States.

     3.15. (a)  The Mortgagee acknowledges, understands and agrees that the
                Gaming Laws may impose certain licensing or transaction approval requirements prior to the exercise of the rights and remedies granted to it under the Mortgage with respect to the Vessel subject to the Gaming Laws.

           (b) If any consent under the Gaming Laws is required in connection with the taking of any of the actions which may be taken by the Mortgagee in the exercise of its rights hereunder, then Mortgagor agrees to use its reasonable best efforts to secure such consent and to cooperate with the Trustee in obtaining any such consent. Upon the occurrence and during the continuation of any Event of Default, Mortgagor shall promptly execute and/or cause the execution of all applications, certificates, instruments, and other documents and papers that the Mortgagee may be required to file in order to obtain any necessary approvals under the Gaming Laws, and if Mortgagor fails or refuses to execute such documents, the Trustee or the clerk of the court with jurisdiction may execute such documents on behalf of Mortgagor.

          (c) Notwithstanding any other provision of this Mortgage to the contrary, nothing in this Mortgage shall (i) effect any transfer of any ownership interest (within the meaning of 68 Indiana Administrative Code 5) in Mortgagor or (ii) effect any transfer, sale, purchase, lease or hypothecation of, or any borrowing or loaning of money against, or any establishment of any voting trust agreement or other similar agreement with respect to (all within the meaning of Indiana Code 4-33-4-21), any certificate of suitability or any owner's license heretofore or hereafter issued to any person, including Mortgagor, under any of the Gaming Laws, including Indiana Code 4-33.

     3.16. All representations, warranties, covenants and agreements herein contained or made in writing in connection with this Mortgage shall survive the execution of this Mortgage and shall continue in full force and effect until all sums secured hereby shall have been paid in full and the same shall bind and inure to the benefit of the respective successors and assigns of the Mortgagor and the Mortgagee.

     3.17. All notices or demands to or upon the respective parties hereto to be effective shall be in writing (including by telex or facsimile transmission), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered, or in the case of telex notice, when sent answer back received, or in the case of facsimile transmission, when received and telephonically confirmed, addressed as follows or to such other address as may be hereafter notified by the respective parties hereto or any assignee thereof or successor thereto:

           Mortgagor:    The Majestic Star Casino, LLC
                         c/o The Majestic Star Casino, LLC
                         One Buffington Harbor Drive
                         Gary, Indiana 46406-3000
                         Attention:  Chief Operating and Financial Officer
                         Telecopier: 219-944-9137

           Mortgagee:    IBJ Whitehall Bank & Trust Company
                         One State Street
                         New York, NY 10004
                         Telecopier: 212-858-2952
                         Attention: Michael Daly

     IN WITNESS WHEREOF, the Mortgagor has caused this Mortgage to be duly executed as of the day and year first above written.

                    THE MAJESTIC STAR CASINO, LLC
                    By:  Barden Development, Inc., its manager



                    BY:________________________________________
                         Don H. Barden
                         President
                         Barden Development, Inc.
                         Manager-The Majestic Star Casino, LLC

                                ACKNOWLEDGMENT

STATE OF INDIANA

COUNTY OF LAKE


     BE IT KNOWN, that on June __, 1999, personally appeared before me, Don H. Barden, who, being duly sworn, did depose and say:

     That he is the President of Barden Development, Inc., the Manager of The Majestic Star Casino, LLC, the limited liability company described in and which executed the foregoing Preferred Ship Mortgage; that by order of the Board of Directors of said Manager, he signed his name thereto and acknowledged to me that he executed said Preferred Ship Mortgage as such officer of said corporation on behalf of The Majestic Star Casino, LLC; and that the same is the free and voluntary act and deed of said corporation, and of himself as such officer thereof, for the uses and purposes therein expressed.



                              _______________________________
                              Don H. Barden



Sworn to and Subscribed Before
me this _____ day of June, 1999.




_______________________________
     Notary Public